Exhibit 99.1

CONTACT

Investors:	Media:
Atish Shah	Farley Kern
Hyatt Hotels Corporation	Hyatt Hotels Corporation
312-780-5427	312-780-5506
atish.shah@hyatt.com	farley.kern@hyatt.com

FOR IMMEDIATE RELEASE

HYATT REPORTS SECOND QUARTER 2010 RESULTS

CHICAGO (August 5, 2010) – Hyatt Hotels Corporation (“Hyatt” or the “Company”) (NYSE: H) today reported financial results for the second quarter and year-to-date 2010 as follows:

SECOND QUARTER 2010

•	Adjusted EBITDA was $135 million compared to $120 million in the second quarter of 2009, an increase of 12.5% (11.8% excluding the effect of currency).

•

Net income attributable to Hyatt was $25 million, or $0.14 per share, compared to a net loss attributable to Hyatt of $50 million, or $0.34 per share, in the second quarter of 2009. Net income attributable to Hyatt included an unfavorable impact from special items of $8 million after-tax, or $0.04 per share, during the second quarter of 2010 compared to an unfavorable impact from special items of $64 million after-tax, or $0.43 per share, during the second quarter of 2009. See the table on page 3 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotels RevPAR increased 9.6% (9.4% excluding the effect of currency) compared to the second quarter of 2009.

•

Owned and leased hotel operating margins increased 230 basis points compared to the second quarter of 2009. Comparable owned and leased hotel operating margins increased 130 basis points compared to the same period in 2009. See the table on page 10 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margins to owned and leased hotel operating margins.

•

Comparable North American full-service RevPAR increased 6.8% (6.4% excluding the effect of currency) compared to the second quarter of 2009. Comparable North American select-service RevPAR increased 7.8% compared to the second quarter of 2009.

•	Comparable International RevPAR increased 21.4% (17.5% excluding the effect of currency) compared to the second quarter of 2009.

•	The Company opened 12 properties during the second quarter of 2010.

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Mark S. Hoplamazian, president and chief executive officer of Hyatt Hotels Corporation, said, “We are pleased with improved transient demand experienced by many of our properties in the second quarter. At several properties, particularly those in international markets, average rate increases resulted in strong RevPAR growth versus the second quarter last year. Our fees increased over 16% due to RevPAR growth and new hotels in our portfolio. The group booking cycle continues to be short but we saw increased levels of booking activity for future periods during the second quarter. We experienced strong margin performance in our owned hotels despite the fact that the revenue increase was driven primarily by occupancy gains.

During the second quarter, we opened twelve hotels, including six Hyatt Place properties, three Hyatt Summerfield Suites properties, as well as full-service hotels in each of Carlsbad, California, Miami, and Curacao. In early July, we opened the Andaz 5th Avenue in New York City and announced the re-development of the Hyatt Regency New Orleans which is expected to re-open in late 2011. We continue to enjoy strong developer and third-party owner interest in all of our brands and are excited about our future expansion prospects.”

SECOND QUARTER 2010 SEGMENT RESULTS & OTHER ITEMS

Owned and Leased Hotels Segment

Adjusted EBITDA increased 12.0% (11.0% excluding the effect of currency) in the second quarter of 2010 compared to the same period in 2009.

RevPAR for comparable owned and leased hotels increased 9.6% (9.4% excluding the effect of currency) in the second quarter of 2010 compared to the same period in 2009. Occupancy improved 730 basis points, but was offset by a 1.2% decline in ADR (1.4% excluding the effect of currency).

Revenues increased 5.2% (4.8% excluding the effect of currency) in the second quarter of 2010 compared to the same period in 2009. Comparable hotel revenues increased 7.1% (6.7% excluding the effect of currency) largely due to increased occupancy in the second quarter of 2010 compared to the same period in 2009. The strong performance at the Company’s North America owned and leased hotels contributed significantly to the revenue growth in the second quarter 2010 compared to the same period in 2009.

Owned and leased expenses increased 2.2% in the second quarter of 2010 compared to the same period in 2009. Excluding expenses related to benefit programs funded through Rabbi Trusts and non-comparable hotel expenses, expenses increased 5.3% in the second quarter of 2010 compared to the same period in 2009. See the table on page 10 of the accompanying schedules for a reconciliation of comparable owned and leased hotels expense to owned and leased hotel expense.

North American Management and Franchising Segment

Adjusted EBITDA increased by 17.1% in the second quarter of 2010 compared to the same period in 2009.

RevPAR for comparable North American full-service hotels increased 6.8% (6.4% excluding the effect of currency) in the second quarter of 2010 compared to the same period in 2009. Occupancy increased 550 basis points and ADR declined 1.1% (1.5% excluding the effect of currency).

RevPAR for comparable North American select-service hotels increased 7.8% in the second quarter of 2010 compared to the same period in 2009. Occupancy increased 860 basis points but was partially offset by a 4.6% decline in ADR.

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Revenue from management, franchise, and other fees increased 8.3% in the second quarter of 2010 compared to the same period in 2009 primarily due to increased hotel revenue and a greater number of properties.

The following properties were added to the portfolio during the second quarter of 2010:

•	Hyatt Miami at The Blue (franchised, 215 rooms)

•	Hyatt Place Chicago/Naperville/Warrenville (franchised, 123 rooms)

•	Hyatt Place Madison/Downtown (franchised, 151 rooms)

•	Hyatt Place North Charleston (franchised, 103 rooms)

•	Hyatt Place San Antonio-North/Stone Oak (franchised, 126 rooms)

•	Hyatt Place Santa Fe (franchised, 92 rooms)

•	Hyatt Place Seattle/Downtown (franchised, 160 rooms)

•	Hyatt Regency Curacao Golf Resort, Spa and Marina (managed, 350 rooms)

•	Hyatt Summerfield Suites Boulder/Broomfield (franchised, 123 rooms)

•	Hyatt Summerfield Suites Chicago/Naperville/Warrenville (franchised, 123 rooms)

•	Hyatt Summerfield Suites Denver Airport (franchised, 123 rooms)

•	Park Hyatt Aviara Resort (managed, 329 rooms)

International Management and Franchising Segment

Adjusted EBITDA increased by 50.0% in the second quarter of 2010 compared to the same period in 2009 as a result of increased fee revenue.

RevPAR for comparable international hotels increased 21.4% (17.5% excluding the effect of currency) in the second quarter of 2010 compared to the same period in 2009. Occupancy increased 840 basis points and ADR increased 5.7% (2.3% excluding the effect of currency).

Revenue from management, franchise and other fees increased 21.4% (18.5% excluding the effect of currency) in the second quarter of 2010 compared to the same period in 2009 primarily as a result of increased hotel revenue and profits, particularly in the Asia-Pacific region.

Selling, General, and Administrative Expenses

Selling, general and administrative expenses decreased by 15.9% in the second quarter 2010 compared to the same period in 2009. Adjusted selling, general and administrative expenses increased by 4.9% in the second quarter of 2010 compared to the same period in 2009. See the table on page 9 of the accompanying schedules for a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses.

CAPITAL EXPENDITURES

Capital expenditures during the second quarter of 2010 totaled approximately $53 million, including approximately $18 million for investment in new properties.

Capital expenditures during the first half of 2010 totaled approximately $90 million, including approximately $33 million for investment in new properties.

CORPORATE FINANCE

On June 30, 2010, the Company had total debt of $853 million, cash and cash equivalents, including investments in highly-rated money market funds and similar investments, of $1.2 billion, short-term investments of approximately $400 million, and undrawn borrowing availability of approximately $1.1 billion under its revolving credit facility.

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YEAR-TO-DATE 2010

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Adjusted EBITDA was $247 million compared to $211 million in the first half of 2009, an increase of 17.1% (15.9% excluding the effect of currency). Adjusted EBITDA in the first half of 2010 benefited from an approximately $8 million settlement related to a vacation ownership property.

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Net income attributable to Hyatt was $30 million, or $0.17 per share, compared to net loss attributable to Hyatt of $36 million, or $0.27 per share, in the first half of 2009. Net income attributable to Hyatt included an unfavorable impact from special items of $4 million after-tax, or $0.01 per share, during the first half of 2010 compared to an unfavorable impact from special items of $54 million after-tax, or $0.40 per share, during the first half of 2009. See the table on page 4 of the accompanying schedules for a summary of special items.

•	Comparable owned and leased hotels RevPAR increased 9.7% (8.7% excluding the effect of currency) compared to the first half of 2009.

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Owned and leased hotel operating margins increased 190 basis points compared to the first half of 2009. Comparable owned and leased hotel operating margins increased 170 basis points compared to the same period in 2009. See the table on page 10 of the accompanying schedules for a reconciliation of comparable owned and leased hotel operating margins to owned and leased hotel operating margins.

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Comparable North American full-service RevPAR increased 2.5% (2.1% excluding the effect of currency) compared to the first half of 2009. Comparable North American select-service RevPAR increased 5.3% compared to the first half of 2009.

•	Comparable International RevPAR increased 20.1% (13.5% excluding the effect of currency) compared to the first half of 2009.

•	The Company opened 22 properties during the first half of 2010.

2010 INFORMATION

The Company is providing the following information for the 2010 fiscal year:

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Capital expenditures are expected to be in the range of $270 to $280 million, inclusive of broad-scope renovation projects at five owned properties. The Company has begun renovations at these properties and expects that displacement, resulting from a reduction in daily room inventory of approximately 400 rooms on average per day through year-end 2010, will negatively impact owned and leased segment results in the third and fourth quarters of 2010.

•	Depreciation and amortization expense is expected to be in the range of $285 to $295 million.

•	Interest expense is expected to be in the range of $50 to $55 million.

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CONFERENCE CALL INFORMATION

The Company will hold an investor conference call today, August 5, 2010 at 10 a.m. CT. All interested persons may listen to a simultaneous webcast of the conference call, which may be accessed through the Company’s website at http://www.hyatt.com and selecting the Investor Relations link located at the bottom of the page, or by dialing 617-847-8706, passcode #84195865, approximately 10 minutes before the scheduled start time. For those unable to listen to the live broadcast, a replay will be available from 1:00 p.m. CT on August 5, 2010 through midnight on August 12, 2010 by dialing 617-801-6888, passcode #28294225. Additionally, an archive of the webcast will be available on the Investor Relations website for approximately 90 days.

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DEFINITIONS

Adjusted EBITDA

We use the term Adjusted EBITDA throughout this earnings release. Adjusted EBITDA, as we define it, is a non-GAAP measure. We define consolidated Adjusted EBITDA as net income (loss) attributable to Hyatt Hotels Corporation plus our pro-rata share of unconsolidated hospitality ventures Adjusted EBITDA based on our ownership percentage of each venture, adjusted to exclude the following items:

•	equity losses from unconsolidated hospitality ventures;

•	gains on sales of real estate;

•	asset impairments;

•	other income (loss), net;

•	a 2008 charge resulting from the termination of our supplemental executive defined benefit plans;

•	discontinued operations, net of tax;

•	net loss attributable to noncontrolling interests;

•	depreciation and amortization;

•	interest expense; and

•	(provision) benefit for income taxes.

We calculate consolidated Adjusted EBITDA by adding the Adjusted EBITDA of each of our reportable segments to corporate and other Adjusted EBITDA.

Our board of directors and executive management team focus on Adjusted EBITDA as a key performance and compensation measure both on a segment and on a consolidated basis. Adjusted EBITDA assists us in comparing our performance over various reporting periods on a consistent basis because it removes from our operating results the impact of items that do not reflect our core operating performance both on a segment and on a consolidated basis. Our President and Chief Executive Officer, who is our chief operating decision maker, also evaluates the performance of each of our reportable segments and determines how to allocate resources to those segments, in significant part, by assessing the Adjusted EBITDA of each segment. In addition, the compensation committee of our board of directors determines the annual variable compensation for certain members of our management based in part on consolidated Adjusted EBITDA, segment Adjusted EBITDA or some combination of both.

We believe Adjusted EBITDA is useful to investors because it provides investors the same information that we use internally for purposes of assessing our operating performance and making compensation decisions.

Adjusted EBITDA is not a substitute for net income (loss) attributable to Hyatt Hotels Corporation, income (loss) from continuing operations, cash flows from operating activities or any other measure prescribed by GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation

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of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-GAAP measures that other companies may use to compare the performance of those companies to our performance. Because of these limitations, Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA supplementally.

Adjusted Selling, General and Administrative Expense

Adjusted selling, general and administrative expenses exclude the impact of expenses related to benefit programs funded through Rabbi Trusts in addition to expenses resulting from the termination of supplemental executive defined benefit plans.

Comparable Owned and Leased Hotel Operating Margin

We define Comparable Owned and Leased Hotel Operating Margin as the difference between comparable owned and leased hotels revenue and comparable owned and leased hotels expenses. Comparable owned and leased hotel revenue is calculated by removing noncomparable hotels revenue from owned and leased hotels revenue as reported in our condensed consolidated statements of income (loss). Comparable owned and leased hotel expenses is calculated by removing both noncomparable hotels expenses and the impact of expenses funded through Rabbi Trusts from owned and leased hotel expenses as reported in our condensed consolidated statements of income (loss).

Comparable Hotels

“Comparable systemwide hotels” represents all properties we manage or franchise (including owned and leased properties) and that are operated for the entirety of the periods being compared and that have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. We may use variations of comparable systemwide hotels to specifically refer to comparable systemwide North American full service or select service hotels or comparable systemwide international full service hotels for those properties that we manage or franchise within the North American and international management and franchising segments, respectively. “Comparable owned and leased hotels” represents all properties we own or lease and that are operated and consolidated for the entirety of the periods being compared and have not sustained substantial damage, business interruption or undergone large scale renovations during the periods being compared or for which comparable results are not available. Comparable systemwide hotels and comparable owned and leased hotels are commonly used as a basis of measurement in the industry. “Non-comparable systemwide hotels” or “Non-comparable owned and leased hotels” represent all hotels that do not meet the respective definition of “comparable” as defined above.

Revenue Per Available Room (RevPAR)

RevPAR is the product of the average daily rate and the average daily occupancy percentage. RevPAR does not include non-room revenues, which consist of ancillary revenues generated by a hotel property, such as food and beverage, parking, telephone and other guest service

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revenues. Our management uses RevPAR to identify trend information with respect to room revenues from comparable properties and to evaluate hotel performance on a regional and segment basis. RevPAR is a commonly used performance measure in the industry.

RevPAR changes that are driven predominately by changes in occupancy have different implications for overall revenue levels and incremental profitability than do changes that are driven predominately by changes in average room rates. For example, increases in occupancy at a hotel would lead to increases in room revenues and additional variable operating costs (including housekeeping services, utilities and room amenity costs), and could also result in increased ancillary revenues (including food and beverage). In contrast, changes in average room rates typically have a greater impact on margins and profitability as there is no substantial effect on variable costs.

Average Daily Rate (ADR)

ADR represents hotel room revenues, divided by total number of rooms sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and we use ADR to assess the pricing levels that we are able to generate by customer group, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Occupancy

Occupancy represents the total number of rooms sold divided by the total number of rooms available at a hotel or group of hotels. Occupancy measures the utilization of our hotels’ available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help us determine achievable ADR levels as demand for hotel rooms increases or decreases.

Select Service

The term “select service” includes our Hyatt Place and Hyatt Summerfield Suites brands. These properties have limited food and beverage outlets and do not offer comprehensive business or banquet facilities but rather are suited to serve smaller business meetings.

FORWARD-LOOKING STATEMENTS

Forward-Looking Statements in this press release, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, occupancy and ADR trends, market share, the number of properties we expect to open in the future, our expected capital expenditures, depreciation and amortization expense and interest expense, estimates, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, the depth and duration of the current economic downturn; levels of spending in the

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business, travel and leisure industries as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; if our third-party owners, franchisees or development partners are unable to access the capital necessary to fund current operations or implement our plans for growth; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets; our ability to access the capital markets; and other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K, which filings are available from the SEC. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family in 45 countries strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations under development on five continents. Hyatt Vacation Ownership, Inc., a Hyatt Hotels Corporation subsidiary, develops and operates vacation ownership properties under the Hyatt Vacation Club® brand. As of June 30, 2010, the Company’s worldwide portfolio consisted of 445 properties. For more information, please visit www.hyatt.com.

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Tables to follow

Hyatt Hotels Corporation

Table of Contents

Financial Information (unaudited)

1.	Condensed Consolidated Statements of Income (Loss)	1
2.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to Net Income (Loss) Attributable to Hyatt Hotels Corporation	2
3.	Summary of Special Items - Three Months Ended June 30, 2010 and 2009	3
4.	Summary of Special Items - Six Months Ended June 30, 2010 and 2009	4
5.	RevPAR, Revenues, and Adjusted EBITDA by Segment, as Reported	5
6.	Segment Financial Summary	6
7.	Hotel Chain Statistics - Comparable Locations	7
8.	Fee Summary	8
9.	Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses	9
10.	Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin	10
11.	Properties and Rooms / Units by Geography	11
12.	Properties and Rooms / Units by Brand	12

Hyatt Hotels Corporation

Condensed Consolidated Statements of Income (Loss)

For the Three and Six Months Ended June 30, 2010 and 2009

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
REVENUES:
Owned and leased hotels	$483	$459	$934	$875
Management and franchise fees	64	55	121	109
Other revenues	12	13	23	29
Other revenues from managed properties (a)	330	320	652	623

Total revenues	889	847	1,730	1,636

DIRECT AND SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES:
Owned and leased hotels	374	366	738	708
Depreciation and amortization	66	65	136	130
Other direct costs	2	3	(3)	8
Selling, general, and administrative	58	69	127	122
Other costs from managed properties (a)	330	320	652	623

Direct and selling, general, and administrative expenses	830	823	1,650	1,591

Net gains (losses) and interest income from marketable securities held to fund operating programs	(8)	13	(1)	8
Equity losses from unconsolidated hospitality ventures	(11)	(11)	(19)	(13)
Interest expense	(12)	(11)	(24)	(27)
Asset impairments	(3)	(5)	(3)	(5)
Other income (loss), net	(6)	(83)	10	(56)

INCOME (LOSS) BEFORE INCOME TAXES	19	(73)	43	(48)

(PROVISION) BENEFIT FOR INCOME TAXES	—	25	(17)	13

INCOME (LOSS) FROM CONTINUING OPERATIONS	19	(48)	26	(35)

DISCONTINUED OPERATIONS:
Loss from discontinued operations, net of income tax benefit of $1 and $1 for the three months and $2 and $1 for the six months ended June 30, 2010 and 2009, respectively	(1)	(2)	(3)	(3)
Gain on the sale of discontinued operations, net of income tax expense of $3 and $- for the three months and $3 and $- for the six months ended June 30, 2010 and 2009, respectively	6	—	6	—

NET INCOME (LOSS)	24	(50)	29	(38)

NET LOSS ATTRIBUTABLE TO NONCONTROLLING INTERESTS	1	—	1	2

NET INCOME (LOSS) ATTRIBUTABLE TO HYATT HOTELS CORPORATION	$25	$(50)	$30	$(36)

EARNINGS PER SHARE—Basic
Income (loss) from continuing operations	$0.11	$(0.33)	$0.15	$(0.26)

Net income (loss) attributable to Hyatt Hotels Corporation	$0.14	$(0.34)	$0.17	$(0.27)

EARNINGS PER SHARE—Diluted
Income (loss) from continuing operations	$0.11	$(0.33)	$0.15	$(0.26)

Net income (loss) attributable to Hyatt Hotels Corporation	$0.14	$(0.34)	$0.17	$(0.27)

Basic share counts	174.1	145.6	174.0	132.8

Diluted share counts	174.3	145.6	174.1	132.8

(a)	The Company includes in total revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in Direct and Selling, General and Administrative Expenses these reimbursed costs. These costs relate primarily to payroll costs where the Company is the employer.

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to Net Income (Loss) Attributable to Hyatt Hotels Corporation

The table below provides a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to Net Income (Loss) Attributable to Hyatt Hotels Corporation. Adjusted EBITDA, as the Company defines it, is a non-GAAP financial measure. See definitions for our definition of Adjusted EBITDA and why we present it.

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Adjusted EBITDA	$135	$120	$247	$211
Equity losses from unconsolidated hospitality ventures	(11)	(11)	(19)	(13)
Asset impairments	(3)	(5)	(3)	(5)
Other income (loss), net	(6)	(83)	10	(56)
Discontinued operations, net of tax	5	(2)	3	(3)
Net loss attributable to noncontrolling interests	1	—	1	2
Pro rata share of unconsolidated hospitality ventures Adjusted EBITDA	(18)	(18)	(32)	(28)

EBITDA	$103	$1	$207	$108
Depreciation and amortization	(66)	(65)	(136)	(130)
Interest expense	(12)	(11)	(24)	(27)
(Provision) benefit for income taxes	—	25	(17)	13

Net Income (Loss) Attributable to Hyatt Hotels Corporation	$25	$(50)	$30	$(36)

Hyatt Hotels Corporation

Summary of Special Items - Three Months Ended June 30, 2010 and 2009

The following table includes the detail of special items which resulted in decreases (increases) to pretax income (loss), net income (loss) attributable to Hyatt Hotels Corporation and diluted EPS for the three months ended June 30, 2010 and June 30, 2009, respectively.

(in millions, except per share amounts)

		Three Months Ended June 30, 2010			Three Months Ended June 30, 2009
	Location on Condensed Consolidated Statements of Income (Loss)	Pretax Income (Loss)	Net Income (Loss) Attributable to Hyatt Hotels Corporation	Diluted EPS	Pretax Income (Loss)	Net Income (Loss) Attributable to Hyatt Hotels Corporation	Diluted EPS
Special Items:
Discontinued operations (a)	(Gain) Loss from discontinued operations	$—	$(5)	$(0.03)	$—	$2	$0.01
Income from cost method investment (b)	Other income (loss), net	—	—	—	(1)	(1)	(0.01)
Asset impairments (c)	Asset impairments	3	2	0.01	5	3	0.02
Unconsolidated hospitality ventures impairments (d)	Equity losses from unconsolidated hospitality ventures	9	6	0.03	10	6	0.04
Debt settlement costs (e)	Other income (loss), net	—	—	—	93	57	0.39
Marketable securities (f)	Other income (loss), net	9	5	0.03	(5)	(3)	(0.02)

Total Special Items		$21	$8	$0.04	$102	$64	$0.43

a)	Discontinued operations - During the three months ended June 30, 2010 we sold a residential property and recognized a gain on sale of $6 million, net of taxes. This gain was partially offset by a loss from operations at one of our owned hotels of $1 million. During the three months ended June 30, 2009 we incurred a $3 million charge related to the impairment of property and equipment in one of our owned hotels that has been classified as available for sale in 2010.
b)	Income from cost method investment - In 2009, we recorded $1 million of income related to distributions from certain non-hospitality related real estate investments.
c)	Asset impairments - During the second quarter of 2010, we identified and recorded $3 million of asset impairment charges related to the impairment of property and equipment at one of our owned hotels. During the second quarter of 2009, we recorded a $5 million impairment of intangible assets relating to a management agreement covering certain select service hotels.
d)	Unconsolidated hospitality ventures impairments - During the second quarter of 2010, we recorded an impairment charge of $9 million related to an investment in a vacation ownership property. During the second quarter of 2009, we recorded $10 million of impairment charges, of which $7 million related to an investment in a hospitality venture property and $3 million related to an investment in a vacation ownership property.
e)	Debt settlement costs - Amounts relate to costs associated with the repurchase of senior subordinated notes and early settlement of a subscription agreement. The costs include $88 million of make whole payments and early settlement premiums and a $5 million write-off of deferred financing costs.
f)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.

Hyatt Hotels Corporation

Summary of Special Items - Six Months Ended June 30, 2010 and 2009

The following table includes the detail of special items which resulted in decreases (increases) to pretax income (loss), net income (loss) attributable to Hyatt Hotels Corporation and diluted EPS for the six months ended June 30, 2010 and June 30, 2009, respectively.

(in millions, except per share amounts)

	Location on Condensed Consolidated Statements of Income (Loss)	Six Months Ended June 30, 2010			Six Months Ended June 30, 2009
		Pretax Income (Loss)	Net Income (Loss) Attributable to Hyatt Hotels Corporation	Diluted EPS	Pretax Income (Loss)	Net Income (Loss) Attributable to Hyatt Hotels Corporation	Diluted EPS
Special Items:

Discontinued operations (a)	(Gain) Loss from discontinued operations	$—	$(3)	$(0.02)	$—	$3	$0.02
Income from cost method investment (b)	Other income (loss), net	—	—	—	(22)	(14)	(0.11)
Asset impairments (c)	Asset impairments	3	2	0.01	5	3	0.02
Unconsolidated hospitality ventures impairments (d)	Equity losses from unconsolidated hospitality ventures	9	6	0.03	10	6	0.05
Debt settlement costs (e)	Other income (loss), net	—	—	—	93	57	0.43
Marketable securities (f)	Other income (loss), net	(2)	(1)	(0.01)	(2)	(1)	(0.01)

Total Special Items		$10	$4	$0.01	$84	$54	$0.40

a)	Discontinued operations - During the six months ended June 30, 2010 we sold a residential property and recognized a gain on sale of $6 million, net of taxes. The gain was partially offset by an impairment charge and loss from operations at one of our owned hotels for a total of $3 million. During the six months ended June 30, 2009 we incurred a $3 million charge related to the impairment of property and equipment in one of our owned hotels that has been classified as available for sale in 2010.
b)	Income from cost method investment - In 2009, we recorded $22 million of income related to distributions from certain non-hospitality related real estate investments.
c)	Asset impairments - During 2010, we identified and recorded $3 million of asset impairment charges related to the impairment of property and equipment at one of our owned hotels. During 2009, we recorded a $5 million impairment of intangible assets relating to a management agreement covering certain select service hotels.
d)	Unconsolidated hospitality ventures impairments - During the second quarter of 2010, we recorded an impairment charge of $9 million related to an investment in a vacation ownership property. During the second quarter of 2009, we recorded $10 million of impairment charges, of which $7 million related to an investment in a hospitality venture property and $3 million related to an investment in a vacation ownership property.
e)	Debt settlement costs - Amounts relate to costs associated with the repurchase of senior subordinated notes and early settlement of a subscription agreement. The costs include $88 million of make whole payments and early settlement premiums and a $5 million write-off of deferred financing costs.
f)	Marketable securities - Represents (gains) losses on investments in trading securities not used to fund operating programs.

Hyatt Hotels Corporation

RevPAR, Revenues, and Adjusted EBITDA by Segment, as Reported

Owned and Leased Hotels

(in millions, except for RevPAR statistics and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	Change ($)	Change (%)	2010	2009	Change ($)	Change (%)
RevPAR (comparable owned and leased hotels)
Full Service	$128	$116	$12	9.8%	$123	$112	$11	10.4%
Select Service	71	65	6	8.6%	66	63	3	5.9%

Total Owned and Leased Hotels	$113	$103	$10	9.6%	$109	$99	$10	9.7%

Revenues	$483	$459	$24	5.2%	$934	$875	$59	6.7%

Adjusted EBITDA	$103	$92	$11	12.0%	$185	$157	$28	17.8%

North American Management and Franchising

(in millions, except for RevPAR statistics and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	Change ($)	Change (%)	2010	2009	Change ($)	Change (%)
RevPAR (North America comparable hotels)
North America Full Service	$116	$109	$7	6.8%	$109	$106	$3	2.5%
North America Select Service	70	65	5	7.8%	66	63	3	5.3%

Revenues
Management, Franchise and Other Fees	$52	$48	$4	8.3%	$97	$93	$4	4.3%
Other Revenues from Managed Properties	309	304	5	1.6%	611	589	22	3.7%

Total Revenue	$361	$352	$9	2.6%	$708	$682	$26	3.8%

Adjusted EBITDA	$41	$35	$6	17.1%	$72	$65	$7	10.8%

International Management and Franchising

(in millions, except for RevPAR statistics and percentages)

	Three Months Ended June 30,				Six Months Ended June 30,
	2010	2009	Change ($)	Change (%)	2010	2009	Change ($)	Change (%)
RevPAR (International comparable hotels)
International Full Service	$139	$115	$24	21.4%	$137	$114	$23	20.1%

Revenues
Management, Franchise and Other Fees	$34	$28	$6	21.4%	$66	$54	$12	22.2%
Other Revenues from Managed Properties	16	12	4	33.3%	32	26	6	23.1%

Total Revenue	$50	$40	$10	25.0%	$98	$80	$18	22.5%

Adjusted EBITDA	$18	$12	$6	50.0%	$32	$24	$8	33.3%

Hyatt Hotels Corporation

Segment Financial Summary

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue:
Owned and leased	$483	$459	$934	$875
North America	52	48	97	93
International	34	28	66	54

Total Management and franchising	86	76	163	147
Corporate and other	12	13	23	29
Other revenues from managed properties	330	320	652	623
Eliminations	(22)	(21)	(42)	(38)

Total revenues	$889	$847	$1,730	$1,636

Adjusted EBITDA:
Owned and leased	$85	$74	$153	$129
Pro rata share of unconsolidated hospitality ventures	18	18	32	28

Total owned and leased	103	92	185	157
North America management and franchising	41	35	72	65
International management and franchising	18	12	32	24
Corporate and other	(27)	(19)	(42)	(35)

Adjusted EBITDA	$135	$120	$247	$211

Hyatt Hotels Corporation

Hotel Chain Statistics

Comparable Locations

	Three Months Ended June 30,		Change		Change (in constant $)	Six Months Ended June 30,		Change		Change (in constant $)
Owned and leased hotels (# hotels)	2010	2009				2010	2009
Full service (46)
ADR	$174.75	$175.05	(0.2%)		(0.4%)	$178.44	$178.94	(0.3%)		(1.3%)
Occupancy	73.1%	66.5%	6.6	% pts		69.0%	62.3%	6.7	% pts
RevPAR	$127.68	$116.32	9.8%		9.5%	$123.11	$111.50	10.4%		9.3%

Select service (54)
ADR	$89.66	$93.66	(4.3%)		(4.3%)	$89.74	$97.54	(8.0%)		(8.0%)
Occupancy	78.7%	69.4%	9.3	% pts		73.9%	64.2%	9.7	% pts
RevPAR	$70.57	$64.96	8.6%		8.6%	$66.33	$62.62	5.9%		5.9%

Comparable owned and leased hotels (100)
ADR	$152.15	$153.93	(1.2%)		(1.4%)	$154.97	$158.01	(1.9%)		(2.8%)
Occupancy	74.5%	67.2%	7.3	% pts		70.2%	62.8%	7.4	% pts
RevPAR	$113.33	$103.41	9.6%		9.4%	$108.83	$99.21	9.7%		8.7%

Managed and franchised hotels (# hotels; includes owned & leased hotels)
North America
Full service (119)
ADR	$158.26	$160.07	(1.1%)		(1.5%)	$157.66	$164.93	(4.4%)		(4.8%)
Occupancy	73.5%	68.0%	5.5	% pts		68.9%	64.3%	4.6	% pts
RevPAR	$116.29	$108.90	6.8%		6.4%	$108.69	$106.08	2.5%		2.1%

Select service (158)
ADR	$92.76	$97.24	(4.6%)		(4.6%)	$93.02	$100.59	(7.5%)		(7.5%)
Occupancy	75.4%	66.8%	8.6	% pts		71.0%	62.4%	8.6	% pts
RevPAR	$69.97	$64.92	7.8%		7.8%	$66.06	$62.74	5.3%		5.3%

International (92)
ADR	$213.84	$202.40	5.7%		2.3%	$213.30	$203.82	4.7%		(1.1%)
Occupancy	65.1%	56.7%	8.4	% pts		64.1%	55.9%	8.2	% pts
RevPAR	$139.24	$114.69	21.4%		17.5%	$136.74	$113.89	20.1%		13.5%

Comparable systemwide hotels (369)
ADR	$160.12	$158.89	0.8%		(0.5%)	$160.32	$163.21	(1.8%)		(3.7%)
Occupancy	71.5%	64.6%	6.9	% pts		68.0%	61.6%	6.4	% pts
RevPAR	$114.48	$102.72	11.5%		10.1%	$108.95	$100.59	8.3%		6.2%

Hyatt Hotels Corporation

Fee Summary

(in millions)	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2010	2009			2010	2009
Fees:
Base management fees	$34	$29	$5	17.2%	$64	$58	$6	10.3%
Incentive management fees	23	20	3	15.0%	43	40	3	7.5%
Franchise and other fees	7	6	1	16.7%	14	11	3	27.3%

Total fees	$64	$55	$9	16.4%	$121	$109	$12	11.0%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Adjusted Selling, General, and Administrative Expenses to Selling, General, and Administrative Expenses

Results of operations as presented on condensed consolidated statements of income (loss) include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in selling, general, and administrative expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trust investments.

(in millions)

	Three Months Ended June 30,			Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2010	2009	Change ($)		2010	2009
Adjusted Selling, General and Administrative Expenses	$64	$61	$3	4.9%	$129	$119	$10	8.4%

Rabbi Trust impact	(6)	8	(14)	(175.0)%	(2)	3	(5)	(166.7)%

Selling, General and Administrative Expenses	$58	$69	$(11)	(15.9)%	$127	$122	$5	4.1%

Hyatt Hotels Corporation

Reconciliation of Non-GAAP to GAAP Measure: Comparable Owned and Leased Hotel Operating Margin to Owned and Leased Hotel Operating Margin

Below is a breakdown of consolidated owned and leased hotels revenues and expenses, as used in calculating comparable owned and leased hotel operating margin percentages. Results of operations as presented on condensed consolidated statements of income (loss) include the impact of expenses recognized with respect to employee benefit programs funded through rabbi trusts. Certain of these expenses are recognized in owned and leased hotels expenses and are completely offset by the corresponding net gains (losses) and interest income from marketable securities held to fund operating programs, thus having no net impact to our earnings. Below is a reconciliation of this account excluding the impact of our rabbi trusts and excluding the impact of non-comparable hotels.

(in millions)

	Three Months Ended June 30,		Change ($)	Change (%)	Six Months Ended June 30,		Change ($)	Change (%)
	2010	2009			2010	2009
Revenue
Comparable owned and leased hotels	$482	$450	$32	7.1%	$930	$863	$67	7.8%

Noncomparable hotels	1	9	(8)	(88.9)%	4	12	(8)	(66.7)%

Owned and Leased Hotels Revenue	$483	$459	$24	5.2%	$934	$875	$59	6.7%

Expenses
Comparable owned and leased hotels	$375	$356	$19	5.3%	$734	$696	$38	5.5%

Noncomparable hotels	2	6	(4)	(66.7)%	6	9	(3)	(33.3)%

Rabbi Trust	(3)	4	(7)	(175.0)%	(2)	3	(5)	(166.7)%

Owned and Leased Hotels Expense	$374	$366	$8	2.2%	$738	$708	$30	4.2%

Owned and leased hotel operating margins percentage	22.6%	20.3%		2.3%	21.0%	19.1%		1.9%

Comparable owned and leased hotel operating margin percentage	22.2%	20.9%		1.3%	21.1%	19.4%		1.7%

Hyatt Hotels Corporation

Properties and Rooms/Units by Geography

	June 30, 2010		March 31, 2010		December 31, 2009		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Owned and leased hotels
Full service	47	21,211	47	21,146	47	21,447	—	65	—	(236)
Select service	55	7,169	55	7,169	55	7,169	—	—	—	—

Total owned and leased hotels	102	28,380	102	28,315	102	28,616	—	65	—	(236)

Managed and franchised hotels

(includes owned and leased hotels)

	June 30, 2010		March 31, 2010		December 31, 2009		Change		Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
North America
Full service hotels
Managed (a)	116	60,828	114	60,082	110	59,225	2	746	6	1,603
Franchised	12	3,619	11	3,404	11	3,401	1	215	1	218

Subtotal	128	64,447	125	63,486	121	62,626	3	961	7	1,821
Select service hotels
Managed	81	10,436	81	10,436	80	10,285	—	—	1	151
Franchised	110	13,956	101	12,832	96	12,218	9	1,124	14	1,738

Subtotal	191	24,392	182	23,268	176	22,503	9	1,124	15	1,889
International (b)
Managed (a)	100	34,006	100	34,011	100	33,914	—	(5)	—	92
Franchised	2	988	2	988	2	988	—	—	—	—

Subtotal	102	34,994	102	34,999	102	34,902	—	(5)	—	92

Total managed & franchised hotels	421	123,833	409	121,753	399	120,031	12	2,080	22	3,802

Vacation ownership	15	962	15	962	15	962	—	—	—	—
Residential	9	1,252	10	1,337	10	1,324	(1)	(85)	(1)	(72)

Total properties and rooms/units	445	126,047	434	124,052	424	122,317	11	1,995	21	3,730

(a)	Park Hyatt and Andaz branded hotels located in North America were reclassified from international managed to North America managed as of December 31, 2009. Park Hyatt and Andaz branded hotels were previously managed by and reported within our international management and franchising segment, regardless of the property’s location.
(b)	Additional details included for a regional breakout of international managed and franchised hotels.

International managed & franchised hotels

(includes owned and leased hotels)

	June 30, 2010		March 31, 2010		December 31, 2009		QTD Change		YTD Change
	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Asia Pacific	51	20,372	51	20,373	51	20,276	—	(1)	—	96
Southwest Asia	12	4,207	12	4,207	12	4,207	—	—	—	—
Europe, Africa, Middle East	32	8,497	32	8,501	32	8,501	—	(4)	—	(4)
Other Americas	7	1,918	7	1,918	7	1,918	—	—	—	—

Total International	102	34,994	102	34,999	102	34,902	—	(5)	—	92

Hyatt Hotels Corporation

Properties and Rooms/Units by Brand

	June 30, 2010		March 31, 2010		December 31, 2009		QTD Change		YTD Change
Brand	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units	Properties	Rooms/Units
Park Hyatt	25	5,054	24	4,729	25	4,901	1	325	—	153
Andaz	4	912	4	912	2	505	—	—	2	407
Grand Hyatt	37	21,567	37	21,567	37	21,561	—	—	—	6
Hyatt Regency/Hyatt	164	71,908	162	71,277	159	70,561	2	631	5	1,347
Hyatt Place	157	19,810	151	19,055	146	18,433	6	755	11	1,377
Hyatt Summerfield Suites	34	4,582	31	4,213	30	4,070	3	369	4	512
Vacation Ownership & Residential	24	2,214	25	2,299	25	2,286	(1)	(85)	(1)	(72)

Total	445	126,047	434	124,052	424	122,317	11	1,995	21	3,730